                                                                    Exhibit 99.1


                                                             [AMERUS GROUP LOGO]


FOR IMMEDIATE RELEASE                       For more information, contact:
                                            Marty Ketelaar, Director,
                                            Investor Relations
                                            (515) 362-3693


                   AMERUS GROUP REPORTS RECORD SECOND QUARTER
               OPERATING INCOME OF $36.1 MILLION; $0.89 PER SHARE

         DES MOINES, Iowa (August 6, 2002)--AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today announced record second quarter adjusted net operating income of $36.1 million, or $0.89 per diluted share, compared with $27.8 million, or $0.80 per diluted share ($0.75 per diluted share including goodwill amortization) in the second quarter of 2001. Adjusted net operating income for the first six months of 2002 was $72.2 million, or $1.75 per diluted share, compared with $52.5 million, or $1.62 per diluted share ($1.50 per diluted share including goodwill amortization) a year ago. Adjusted net operating income excludes items such as open block realized capital gains and losses, restructuring charges and the cumulative effect of accounting changes. In accordance with Statement of Financial Accounting Standard 142, "Goodwill and Other Intangible Assets," AmerUs Group stopped amortizing goodwill on January 1, 2002.

         "I'm pleased with our second quarter results because they reflect the strength of our core businesses, even during a very difficult credit environment," said Roger K. Brooks, chairman, president and chief executive officer of AmerUs Group. "Our protection and accumulation product businesses remain on track and continue to deliver solid results."

NET INCOME

         Net income from continuing operations declined to $3.7 million for the second quarter of 2002, or $0.09 per diluted share. The decline in net income was primarily attributable to $23 million (after-tax) of credit-related write-downs and losses in the investment portfolio, including $21 million (after-tax) of World Com, Inc. and related entities as previously disclosed. Net income from continuing operations in the second quarter of 2001 was $21.7 million, or $0.63 per diluted share ($0.57 per diluted share including goodwill amortization). Year-to-date net income from continuing operations was $28.2 million, or $0.68 per diluted share, compared with $43.1 million, or $1.33 per diluted share ($1.21 per diluted share including goodwill amortization) a year ago.

HIGHER ACCUMULATION PRODUCT SALES

         Sales of accumulation products, which include fixed annuity sales and funding agreements, increased 10 percent for the second quarter to $480 million, compared with $438 million for the second quarter of 2001. Year-to-date accumulation product sales increased 20 percent to $1,152 million, compared to $960 million in the same period in 2001. The key drivers of growth during the quarter were increased sales of equity-indexed annuity products and the issuance of $75 million in funding agreements.

         The investment spread on fixed annuities increased 10 basis points during the second quarter of 2002, to 205 basis points from 195 basis points in the first quarter of 2002. The investment spread in the second quarter of 2001 was 200 basis points. AmerUs Group targets an investment spread of 200 basis points on its fixed annuity products. Year-to-date, investment spreads increased four basis points to 199 basis points. The year-to-date investment spread in the second quarter of 2001 was 207 basis points.

STRONG PROTECTION PRODUCT SALES

         Second quarter fixed life sales more than doubled to $36.9 million, compared to $15.3 million in the second quarter of 2001. Year-to-date fixed life sales increased 164% to $67.7 million compared to $25.7 million during the same period of 2001. "The results we've seen from our core distribution sources, including Indianapolis Life, have been outstanding and we expect this sales volume to continue throughout the rest of 2002," said Brooks.

NET INVESTMENT INCOME

         Net investment income was $252 million for the second quarter of 2002 compared with $207 million for the same period in 2001. The increase was primarily attributable to the acquisition of Indianapolis Life and higher invested assets. The portfolio yield during the second quarter was 6.53 percent, compared to 6.72 percent in the second quarter of 2001. The year-to-date portfolio yield was 6.42 percent, compared to 7.00 percent in comparable period of 2001. While continued low reinvestment rates contributed to the lower yields, the primary reason for the decline in yield was the acquisition of Indianapolis Life and its subsidiaries, which hold a significant amount of convertible securities. Excluding Indianapolis Life's convertible securities, the portfolio yield was 6.94 percent for the quarter.

2002 EARNINGS GUIDANCE

         The company has lowered its 2002 net adjusted operating income guidance to $3.53-$3.59 per share, a nine to eleven percent increase over its 2001 results. The revision is due to several factors, including: the current credit and interest rate environment, the impact of the equity markets on the variable products joint venture and higher than planned life sales, which have a slightly negative impact on first year profitability. "Although the current economic environment will affect us in the second half of the year, our second quarter results demonstrate that our core operations are very strong," said Brooks.

CORPORATE ACTIONS

         During the second quarter, the company purchased 735,300 shares of its common stock at an average price of $35.67 per share. AmerUs Group currently has board authorization to repurchase approximately 500,000 additional shares.

         Additionally, the company completed a commission-free sale and purchase program, available to shareholders owning fewer than 100 shares of AmerUs Group common stock. As a result of the program, AmerUs Group reduced its shareholder base by nearly 29 percent, or 34,000 accounts.

CONFERENCE CALL, AUDIO REPLAY AND ADDITIONAL FINANCIAL INFORMATION

         Interested parties may listen to a conference call with AmerUs Group's management discussing second quarter 2002 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 9:00 a.m. EDT on August 7, 2002. An
audio replay of AmerUs Group's call will be available at 12 p.m. EDT, August 7, 2002, through August 15, 2002. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 4620680.

         Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group's Financial Supplement, which is available by accessing the company's web site at www.amerus.com or by contacting the company's investor relations department.

         AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing and underwriting individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, Delta Life and Annuity Company, IL Annuity and Insurance Company, and Indianapolis Life Insurance Company.

         As of June 30, 2002, AmerUs Group's total assets were $18.9 billion and shareholders' equity totaled $1,198.2 million, including accumulated other comprehensive income.

CERTAIN STATEMENTS MADE BY THE COMPANY WHICH ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS AS TO SALES TARGETS, SALES AND EARNINGS TRENDS, MANAGEMENT'S BELIEFS, EXPECTATIONS, EARNINGS GUIDANCE AND GOALS AND OPINIONS, WHICH ARE BASED UPON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE CONDITIONS THAT ULTIMATELY MAY PROVE TO BE INACCURATE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND MAY BE AFFECTED BY VARIOUS FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FOR FURTHER INFORMATION WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S EXPECTATIONS AS WELL AS OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL STATEMENTS, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                AMERUS GROUP CO.
                          ADJUSTED NET OPERATING INCOME
                       ($ in thousands, except share data)
                                   (Unaudited)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, restructuring costs and discontinued operations. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP.

                                                      For The Three Months Ended       For The Six Months Ended
                                                                June 30,                        June 30,
                                                        2002               2001          2002             2001
                                                      ----------------------------    ----------------------------
Net Income                                            $      4,262    $     20,227    $     29,176    $     31,863

Realized losses on open block investments  (A)              23,155           4,677          29,575           9,494

Net amortization of deferred policy
                acquisition costs due to open block
                gains or losses (B)                         (3,668)         (1,317)         (5,166)         (2,823)

Net effect of accounting differences
                from the adoption of SFAS 133 (C)            8,801           2,541          14,123           2,541

Demutualization costs (D)                                      179             202             464             202

Restructuring costs (E)                                      3,937               -           5,054               -

Discontinued operations (F)                                   (540)           (532)           (996)           (946)

Cumulative effect of change in
                accounting for derivatives (G)                   -               -               -           8,236

                                                      ----------------------------    ----------------------------
Adjusted Net Operating Income                         $     36,126    $     25,798    $     72,230    $     48,567
                                                      ============================    ============================

Adjusted Net Operating Income
                per common share:
                                 Basic                $       0.90    $       0.75    $       1.77    $       1.51
                                                      ============================    ============================
                                 Diluted              $       0.89    $       0.75    $       1.75    $       1.50
                                                      ============================    ============================

 Weighted average common shares outstanding:
                                 Basic                  40,155,276      34,364,932      40,749,054      32,181,646
                                                      ============================    ============================
                                 Diluted                40,661,337      34,528,541      41,311,695      32,325,847
                                                      ============================    ============================

            (Quarterly Financial Results Included With Wire Release)

                                AMERUS GROUP CO.
                     NOTES TO ADJUSTED NET OPERATING INCOME


(A) Represents total open block realized gains or losses on investments adjusted for income taxes. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management's timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B) Represents amortization of deferred policy acquisition costs and VOBA on the open block realized gains or losses that are included in our product margins, adjusted for income taxes on such amounts.

(C) Represents the net effect of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," related accounting entries, adjusted for income taxes. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, certain annuity contracts, and the associated change in amortization of deferred acquisition costs and VOBA resulting from such adjustments.

(D) Represents costs directly related to ILIC's demutualization. The costs consist primarily of legal, actuarial and consulting expenses.

(E) Represents costs of restructuring our operations to eliminate duplicative functions, adjusted for income taxes. The costs consist primarily of systems conversion, relocation of employees and severance and termination benefits.

(F) Represents the net income from our discontinued operations.

(G) Represents the cumulative effect of change in accounting for derivatives, net of income taxes, as of January 1, 2001, resulting from the Company's adoption of SFAS No. 133.

                                AMERUS GROUP CO.
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ in thousands, except share data)

                                                             For The Three Months Ended        For The Six Months Ended
                                                                     June 30,                       June 30,
                                                             2002               2001         2002              2001
                                                            ----------------------------   -----------------------------
                                                                                    (unaudited)
Revenues:
  Insurance premiums                                        $     93,247    $     71,712    $    185,355    $    128,879
  Universal life and annuity product charges                      39,314          34,847          82,185          59,113
  Net investment income                                          251,897         207,093         491,667         388,221
  Realized (losses) on investments                               (41,133)         (7,459)        (46,387)        (14,004)
  Unrealized (losses) on investments                             (34,778)         (4,366)        (54,236)        (37,656)
  Other income                                                    19,925          11,952          31,937          22,284
                                                            ----------------------------   -----------------------------

                                                                 328,472         313,779         690,521         546,837
                                                            ----------------------------   -----------------------------

Benefits and expenses:
  Policyowner benefits                                           220,376         189,363         433,932         309,847
  Underwriting, acquisition and other expenses                    43,201          35,121          79,454          66,455
  Demutualization costs                                              179             202             464             202
  Restructuring costs                                              6,416               -           8,211               -
  Amortization of deferred policy acquisition costs
   and value of business acquired                                 28,324          29,971          68,164          55,242
  Dividends to policyowners                                       19,221          23,067          47,624          42,225
                                                            ----------------------------   -----------------------------

                                                                 317,717         277,724         637,849         473,971
                                                            ----------------------------   -----------------------------

Income from continuing operations                                 10,755          36,055          52,672          72,866

Interest expense                                                   6,337           7,410          12,364          14,742
                                                            ----------------------------   -----------------------------

Income before income tax expense                                   4,418          28,645          40,308          58,124

Income tax expense                                                   696           8,950          12,128          18,971
                                                            ----------------------------   -----------------------------

Net income from continuing operations                              3,722          19,695          28,180          39,153

Discontinued operations (net of tax):
  Income from discontinued operations                                540             532             996             946
                                                            ----------------------------   -----------------------------

Net income before cumulative effect of change in
  accounting for derivatives                                       4,262          20,227          29,176          40,099

Cumulative effect of change in accounting for
  derivatives, net of tax                                              -               -               -          (8,236)
                                                            ----------------------------   -----------------------------

Net income                                                  $      4,262    $     20,227    $     29,176    $     31,863
                                                            ============================   =============================


Net income from continuing operations per common share:
  Basic                                                     $       0.09    $       0.57    $       0.69    $       1.22
                                                            ============================   =============================
  Diluted                                                   $       0.09    $       0.57    $       0.68    $       1.21
                                                            ============================   =============================

Net income from discontinued operations per common share:
  Basic                                                     $       0.01    $       0.02    $       0.02    $       0.03
                                                            ============================   =============================
  Diluted                                                   $       0.01    $       0.02    $       0.02    $       0.03
                                                            ============================   =============================

Net income per common share:
  Basic                                                     $       0.11    $       0.59    $       0.72    $       0.99
                                                            ============================   =============================
  Diluted                                                   $       0.10    $       0.59    $       0.71    $       0.99
                                                            ============================   =============================

Weighted average common shares outstanding:
  Basic                                                       40,155,276      34,364,932      40,749,054      32,181,646
                                                            ============================   =============================
  Diluted                                                     40,661,337      34,528,541      41,311,695      32,325,847
                                                            ============================   =============================

                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

                                                       June 30,    December 31,
                                                         2002          2001
                                                    ---------------------------
                                                    (unaudited)
                         Assets
Investments:
     Securities available-for-sale at fair value:
            Fixed maturity securities               $11,850,297   $11,037,425
            Equity securities                            45,562        11,362
            Short-term investments                       15,149        14,881
     Securities held for trading purposes:
            Fixed maturity securities                 1,941,177     2,175,106
            Equity securities                                 -        12,013
            Short-term investments                        7,985         4,212
     Mortgage loans                                     926,903       944,532
     Real estate                                          1,287         1,405
     Policy loans                                       500,273       506,318
     Other investments                                  307,495       345,179
                                                    ---------------------------

                    Total investments                15,596,128    15,052,433

Cash and cash equivalents                               102,272       179,376
Accrued investment income                               182,467       174,238
Premiums, fees and other receivables                      7,502         9,920
Reinsurance receivables                                 805,130       732,030
Deferred policy acquisition costs                       788,190       642,680
Value of business acquired                              546,131       583,829
Goodwill                                                217,632       195,484
Property and equipment                                   77,900        83,221
Deferred income taxes                                         -        12,140
Other assets                                            293,023       270,888
Separate account assets                                 283,975       328,385
Assets of discontinued operations                        30,152        34,528
                                                    ---------------------------

                    Total assets                    $18,930,502   $18,299,152
                                                    ===========================

                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

                                                                                  June 30,      December 31,
                                                                                    2002            2001
                                                                               -----------------------------
                                                                                (unaudited)
                      Liabilities and Stockholders' Equity
Liabilities:
     Policy reserves and policyowner funds:
             Future life and annuity policy benefits                            $ 15,581,845    $ 15,102,001
             Policyowner funds                                                       785,759         432,941
                                                                               -----------------------------
                                                                                  16,367,604      15,534,942

     Accrued expenses and other liabilities                                          281,146         488,949
     Dividends payable to policyowners                                               246,615         221,224
     Policy and contract claims                                                       42,994          33,147
     Income taxes payable                                                             12,534          45,809
     Deferred income taxes                                                            10,044               -
     Notes payable                                                                   419,617         315,574
     Separate account liabilities                                                    283,975         328,385
     Liabilities of discontinued operations                                           19,484          23,551
                                                                               -----------------------------

                     Total liabilities                                            17,684,013      16,991,581

Company-obligated mandatorily redeemable preferred
     capital securities of subsidiary trusts holding solely
     junior subordinated debentures of the Company                                    48,249          69,054

Stockholders' equity:
     Preferred Stock, no par value, 20,000,000 shares
             authorized, none issued                                                      --              --
     Common  Stock, no par value, 230,000,000 shares authorized; 39,721,666 shares issued and outstanding in 2002 (net of 3,916,622 treasury shares) and 41,759,450 shares issued and outstanding
             in 2001 (net of 1,746,548 treasury shares)                               39,722          41,759
     Additional paid-in capital                                                    1,048,979       1,122,853
     Accumulated other comprehensive income                                           18,910          12,669
     Unearned compensation                                                              (510)           (727)
     Unallocated ESOP shares                                                            (224)           (224)
     Retained earnings                                                                91,363          62,187
                                                                               -----------------------------

                     Total stockholders' equity                                    1,198,240       1,238,517
                                                                               -----------------------------

                     Total liabilities and stockholders' equity                 $ 18,930,502    $ 18,299,152
                                                                               =============================

                                AMERUS GROUP CO.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  June 30, 2002
                                ($ in thousands)

                                                                         Accumulated
                                                            Additional   Other                  Unallocated                Total
                                                Common      Paid-In      Comprehensive Unearned    ESOP     Retained   Stockholders'
                                                Stock       Capital      Income (Loss) Compensation Shares  Earnings       Equity
------------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                    $ 30,011    $   809,894    $(17,188)   $  (146)   $(683)   $  6,067    $   827,955

2001:
    Net income                                         -              -           -          -        -      72,907         72,907
    Change in accounting for derivatives               -              -       2,661          -        -           -          2,661
    Transfer related to unrealized gain on
        available-for-sale securities
        reclassified to trading                        -              -        (430)         -        -           -           (430)
    Net unrealized gain (loss) on securities           -              -      35,891          -        -           -         35,891
    Net unrealized gain (loss) on derivatives
        designated as cash flow hedges                 -              -      (5,933)         -        -           -         (5,933)
    Stock issued under various incentive
        plans, net of forfeitures                    338          8,921           -       (581)       -           -          8,678
    Dividends declared on common stock                 -              -           -          -        -     (16,787)       (16,787)
                                                                                                                           (43,579)
    Purchase of treasury stock                    (1,406)       (43,579)          -          -        -           -        (44,985)
    Acquisition of IL Holdings                     9,047        223,358           -          -        -           -        232,405
    Conversion of company-obligated
        mandatorily redeemable preferred
        capital securities                         3,769        123,779           -          -        -           -        127,548
    Allocation of shares in leveraged
        ESOP                                           -            480           -          -      459           -            939
    Minimum pension liability adjustment               -              -      (2,332)         -        -           -         (2,332)
                                                --------    -----------    --------    -------    -----    --------    -----------


Balance at December 31, 2001                    $ 41,759    $ 1,122,853    $ 12,669    $  (727)   $(224)   $ 62,187    $ 1,238,517



2002 (unaudited):
    Net income                                         -              -           -          -        -      29,176         29,176
    Net unrealized gain on securities                  -              -       5,955          -        -           -          5,955
    Net unrealized gain on derivatives
        designated as cash flow hedges                 -              -         286          -        -           -            286
    Stock issued under various incentive
        plans, net of forfeitures                    477         12,864           -        217        -           -         13,558
    Purchase of treasury stock                    (2,514)       (86,738)          -          -        -           -        (89,252)
    Other                                              -              -           -          -        -           -              -
                                                --------    -----------    --------    -------    -----    --------    -----------
Balance at June 30, 2002                        $ 39,722    $ 1,048,979    $ 18,910    $  (510)   $(224)   $ 91,363    $ 1,198,240
                                                ========    ===========    ========    =======    =====    ========    ===========